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                SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                      among

                     American International Petroleum Corp.

                                       and

                        The entities listed on Schedule A




                                 August 19, 1999

================================================================================

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                SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                ------------------------------------------------


         THIS SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of August , 1999 (the "Agreement"), among the entities listed on Schedule A annexed hereto (hereinafter referred to as the "Investors"), and American International Petroleum Corp., a corporation organized and existing under the laws of the State of Nevada (Nasdaq National Market symbol "AIPN", the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase up to $7,250,000 principal amount of Debentures (as defined below) and Warrants to purchase up to an aggregate of that number of Warrant Shares as set forth in Section 2.3 below, in two separate tranches as set forth below; and

         WHEREAS, such investment will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                               Certain Definitions
                               -------------------

         Section 1.1 "Additional Shares" shall have that meaning set forth in
Section 2.4 below.

         Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.3 "Business Day" means any day except Saturday, Sunday and any day that shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

         Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.5 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

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         Section 1.6 "Closing" shall mean the one of the closings of the purchase and sale of the Debentures and Warrants pursuant to Article II below.

         Section 1.7 "Closing Date" shall mean the date each of the conditions precedent to First Tranche Closing Date and the Second Tranche Closing Date as set forth in Section 2.6 below, have been satisfied or waived in writing, and each such Closing Occurs.

         Section 1.8 "Collateral" shall have the definition as set forth in the Security Agreement.

         Section 1.9 "Common Stock" shall mean the Company's common stock, $0.08 par value per share.

         Section 1.10 "Damages" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

         Section 1.11 "Debentures" shall mean the Secured Convertible Debentures of the Company to be issued in the two tranches in the form annexed hereto as Exhibit A.

         Section 1.12 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of (i) 150% of the Underlying Shares (of the Debentures issued on the First Tranche Closing Date) as of the Trading Day immediately preceding the filing date of the Registration Statement, and (ii) 100% of the Warrant Shares (of the Warrants issued on the First Tranche Closing Date).

         Section 1.13 "Escrow Agent" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement.

         Section 1.14 "Escrow Agreement" shall mean the Escrow Agreement attached hereto as Exhibit B.

         Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.16 "First Tranche Purchase Price" shall mean $4,750,000.

         Section 1.17 "Legend" shall have the meaning set forth in Article VIII below.

         Section 1.18 "Material Adverse Effect" shall mean any effect on the business, Bid Price, trading volume of the Common Stock, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and

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

perform any of its obligations under this Agreement, the Escrow Agreement, the Security Agreement, the Registration Rights Agreement, the Debentures, or Warrants in any material respect.

         Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.20 "Outstanding" when used with reference to shares of Common Stock, preferred stock of the Company, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.21 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.22 "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the principal New York City office of the Chase Manhattan bank, or its successor, as its prime rate (which rate shall change when and as such prime rate changes).

         Section 1.23 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.24 "Purchase Price" shall mean collectively the First Tranche Purchase Price and the Second Tranche Purchase Price.

         Section 1.25 "Registrable Securities" shall have the definition set forth in the Registration Rights Agreement.

         Section 1.26 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, and the Investors on the Subscription Date annexed hereto as Exhibit C.

         Section 1.27 "Registration Statement" shall mean a registration statement on Form S-3 or other available form, for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

         Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.29 "SEC" shall mean the Securities and Exchange Commission.

                                       3

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         Section 1.30 "Second Tranche Purchase Price" shall mean $2,500,000.

         Section 1.31 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.32 "Securities" shall mean the Debentures, Underlying Shares, Warrants, Warrant Shares, and Additional Shares.

         Section 1.33 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.34 "Security Agreement" shall mean the agreement regarding the Investors security interest in the Collateral, entered into between the Company, and the Investors on the Subscription Date in the form annexed hereto as Exhibit D.

         Section 1.35 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto are executed and delivered by the parties hereto.

         Section 1.36 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

         Section 1.37 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Debentures.

         Section 1.38 "Warrants" shall mean the Common Stock Purchase Warrants to be issued in the two tranches in the form annexed hereto as Exhibit E.

         Section 1.39 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

                                   ARTICLE II
                                   ----------

                 Purchase and Sale of the Debentures and Warrant
                 -----------------------------------------------

         Section 2.1 Closings.

                 (a) First Tranche Closing Date. On the Business Day that all of the conditions in Section 2.6(a)(i) have been complied and a Closing occurs, the Company will sell and the Investors will buy, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth in Section 2.7 below, Four Million Seven Hundred Fifty ($4,750,000) Dollars principal amount of Debentures and Warrants to purchase 712,500 Warrant Shares for the First Tranche Purchase Price.

                 (b) Second Tranche Closing Date. On the Business Day that all of the conditions in Section 2.6(a)(ii) have been complied and a Closing occurs, the Company will sell and the Investors will buy, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth in Section 2.7 below, Two

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Million Five Hundred Thousand ($2,500,000) Dollars principal amount of
Debentures and Warrants to purchase 375,000 Warrant Shares for the Second Tranche Purchase Price.

         Section 2.2 Form of Payment. The Investors shall pay the applicable Purchase Price by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original Debentures and the Warrants.


         Section 2.3 Warrants. The Company will issue to the Investors on the First Tranche Closing Date Warrants, exercisable beginning on the First Tranche Closing Date and then exercisable any time over the five year period there following, to purchase an aggregate 712,500 Warrant Shares (in the designations as set forth on Schedule A) at an exercise price equal to 150% of the Bid Price on the Trading Day immediately preceding the First Tranche Closing Date. On the Second Tranche Closing Date the Company will issue to the Investors a Warrants to purchase an aggregate 375,000 Warrant Shares (pro rata based upon each Investor's portion of the First Tranche Purchase Price). The exercise price for the Warrants to be issued in the Second Tranche shall be equal to 150% of the Bid Price on the Trading Day immediately preceding the Second Tranche Closing Date. The Warrants shall be delivered by the Company to the Escrow Agent, and delivered to the Investors pursuant to the terms of this Agreement and the Escrow Agreement. All of the aforementioned Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.


         Section 2.4 Additional Shares. If a "blackout period" occurs, which is defined as any period in which the effectiveness of the Registration Statement is suspended for a reason other than a suspension of the Registration Statement arising because the Company possesses material non-public information, and the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investors the number of additional shares of Common Stock equal to the difference between (y) the product of (i) the number of Underlying Shares and Warrant Shares held by the Investors during such "blackout period" that are or were not otherwise freely tradable and (ii) the Old Bid Price, divided by the New Bid Price and (z) the number of Underlying Shares and Warrant Shares held by the Investors during such blackout period that were not otherwise freely tradable during such blackout period.

         Section 2.5 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, if that the Company does not deliver unlegended, freely tradable Common Stock in connection with the sale of such Common Stock by the Investors as set forth in Article VIII below within five Business Days of surrender by the Investors of the Common Stock certificate in accordance with the terms and conditions set forth in
Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investors, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for every day thereafter for the first ten days, one percent of the product of (i) the

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number of shares of Common Stock undelivered and (ii) the Bid Price on the
Receipt Date, and two percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall accrue from the sixth Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Additional Shares under Section 2.4 above, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred in the event of a failure to deliver unlegended, freely tradable shares of Common Stock cannot be precisely estimated, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length. Notwithstanding the above, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investors as set forth in Article VIII below within five Business Days of the Receipt Date, the Company shall also pay to the Investors, in immediately available funds, interest (at the then current Prime
Rate), based upon the product of (i) the number of undelivered unlegended freely tradable shares, and (ii) the Bid Price of the Common Stock on the Receipt Date, undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section or elsewhere in this Agreement or any Exhibit annexed hereto.

         Section 2.6 Conditions to Closing.

                 (a) Closings. The Company agrees to sell and the Investors agrees to purchase up to an aggregate of $7,250,000 principal amount of Debentures and Warrants to purchase that number of Warrant Shares as set forth in Section 2.3 above, in two separate tranches, as is more fully set forth in
(i) and (ii) below.

                     (i) First Tranche. On the Subscription Date, The Company will sell and the Investors will buy that principal amount of Debentures and Warrants to purchase that number of Warrant Shares as set forth on Schedule A, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the following conditions:

                     (A) Acceptance by the Investors of a satisfactory Secured Convertible Debenture Purchase Agreement (including all Exhibits annexed hereto) and due execution by all parties of this Agreement and the Exhibits annexed hereto;

                     (B) Delivery into escrow by the Company of the original Debentures, and the original Warrants to be issued in the First Tranche, as more fully set forth in the Escrow Agreement;

                     (C) All representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the First Tranche Closing Date;

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                     (D) The Investors shall have received an opinion of counsel substantially in the form of Exhibit F annexed hereto;

                     (E) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Debentures, and Warrants, or shall have the availability of exemptions therefrom. At the First Tranche Closing Date, all laws and regulations to which the Company and the Investors are subject shall legally permit the sale and issuance of the Debentures and Warrants;

                     (F) Receipt of proof that the Company has filed and recorded the financing statements and Security Agreement (as set forth in Section 4.37 below) with the proper state authorities in the states of Nevada and Florida giving notice of the Investors' exclusive security interest in the Collateral; and

                     (G) The Company shall have obtained consents for the Company to participate in this transaction from GCA Strategic Investment Fund Limited ("GCA") and any other party necessary to complete this transaction.

                     (ii) Second Tranche. Upon written notice (certifying compliance with all of the conditions set forth below, referred to as the "Second Tranche Notice", which notice shall be sent by the Company to each of the Investors at least five Business Days within five Business Days after the Effective Date), the Company will sell and the Investors will buy, in reliance upon the representations and warranties contained in this Agreement, and upon the terms and satisfaction of each of the conditions set forth below, $2,500,000 principal amount of Debentures and Warrants to purchase 375,000 Warrant Shares. Assuming the Company serves the Second Tranche Notice as indicated above the Second Tranche Closing Date shall occur on the tenth Business Day after the Effective Date. The conditions precedent to the Second Tranche Closing Date are as follows:

                     (A) Delivery into escrow by the Company of the original Debentures and Warrants to be issued on the Second Tranche Closing Date, as more fully set forth in the Escrow Agreement attached hereto;

                     (B) The Investors shall have received an opinion of counsel of the Company in the form as set forth in Exhibit F annexed to this Agreement, dated on the Second Tranche Closing Date;

                     (C) The Registration Statement (which includes at 150% of the total number of Underlying Shares underlying the Debentures issued in the First Tranche, and 100% of the Warrant Shares underlying the Warrants that were issued in the First Tranche) has previously become effective and remains effective immediately prior to the Second Tranche Notice and the Second Tranche Closing Date, and (A) neither the Company nor any of the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either

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         temporarily or permanently, or intends or has threatened to do so, and
         (B) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist;

                     (D) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Warrants and Debentures issuable in connection with the Second Tranche, or shall have the availability of exemptions therefrom. All laws and regulations to which the Company is subject shall legally permit the sale and issuance of the Warrants and Debentures issuable in connection with the Second Tranche;

                     (E) The Investors shall have received written certification that the representations, covenants, and warranties of the Company contained in this Agreement and all Exhibits annexed hereto are true and correct in all material respects as of the Second Tranche Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Second Tranche Closing Date;

                     (F) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement (including all Exhibits annexed hereto), to be performed, satisfied or complied with by the Company at or prior to the Second Tranche Closing Date;

                     (G) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or the Exhibits annexed hereto;

                     (H) The SEC or the Principal Market has not suspended the trading of the Common Stock, and the Common Stock shall not have been delisted from the Nasdaq National Market. The Company, as of the Second Tranche Closing Date meets all applicable listing requirements of the Nasdaq National Market;

                     (I) No "Change of Control" in the Company shall have occurred since the First Tranche Closing Date. Change of Control shall mean the occurrence of any of (a) an acquisition after the Subscription Date by a Person of in excess of 50% of the voting securities of the Company, (b) a replacement of more than one half of the board of directors in place as of the Subscription Date which is not approved by those individuals who are members of the board of directors on the Subscription Date in one or a series of transactions, (c) the merger of the Company with, or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (d) the execution by the Company of an

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         agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in (a), (b) or (c) herein;

                     (J) None of the Investors, in the event of the Closing of the Second Tranche would own or be beneficially be deemed to own, more than 4.99% of the outstanding shares of Common Stock;

                     (K) No Material Adverse Effect shall have occurred since the First Tranche Closing Date;

                     (L) The Company shall not have breached a material term of this Agreement or any Exhibit annexed hereto;

                     (M) The Company shall be in full compliance with the bridge note (the "Bridge Note") held by GCA due October 12, 1999, shall not be in default of any agreement it may have with GCA, and GCA shall not have moved to enforce its interest on the Collateral; and

                     (N) Receipt of proof that the financing statements and Security Agreement (as set forth in Section 4.37 below) remain in full force and effect (as originally filed on or prior to the First Tranche Closing Date) with the proper state authorities in the states of Nevada and Florida.

         Notwithstanding the foregoing, the Investors will not be obligated to purchase the Debentures and Warrants issuable in connection with the Second Tranche in the event the SEC has not declared the Registration Statement covering the Securities in the First Tranche effective within six months after the First Tranche Closing Date.

                                       9

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                                   ARTICLE III
                                   -----------

                 Representations and Warranties of the Investors
                 -----------------------------------------------

         The Investors represent and warrant to the Company that:

         Section 3.1 Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement or an exemption from registration, the Investors are entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Without limiting their ability to resell the Securities, the Investors represent that the Debentures and Warrants are purchased for each Investors own account, for investment purposes only and not for distribution or resale to others. The Investors agree that they will not sell the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

         Section 3.2 Accredited Investor/Investment Experience. Each of the Investors is an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Debentures and Warrants. As of the First Tranche Closing Date, each of the Investors (i) has adequate means of providing for its current need and possible personal contingencies,
(ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Debentures and Warrant for an indefinite period, and (iv) can afford the complete loss of his investment. The Investors recognize the highly speculative nature of this investment. The Investors acknowledge that they have carefully read the SEC Documents and the terms and conditions of the Debentures and Warrants and fully understand the contents thereof.

         Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investors and is a valid and binding agreement of the Investors enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The decision to invest and the execution and delivery of this Agreement by the Investors, the performance by the Investors of their obligations hereunder and the consummation by the Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. This Agreement has been duly executed and delivered by the Investors and, assuming the due execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with its terms.

         Section 3.4 Not an Affiliate. None of the Investors is either an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

                                       10

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         Section 3.5 Absence of Conflicts. The execution and delivery of this
Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not (a) violate the organizational documents of the Investors; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investors, or, to the knowledge of each Investor; (c) violate any provision of any indenture, instrument or agreement to which any Investor is a party or are subject, or by which any Investor or any of its assets is bound; (d) conflict with or constitute a material default thereunder; (e) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by any Investor to any third party; or (f) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which any Investor is subject or to which any of their assets, operations or management may be subject.

         Section 3.6 Disclosure; Access to Information. The Investors have received all documents, records, books and other information pertaining to Investors' investment in the Company that have been requested by the Investors. The Investors have had the opportunity to ask questions of, and receive answers from, the Company.

         Section 3.7 Manner of Sale. At no time were the Investors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Debentures and Warrants.

         Section 3.8 Exemption from Registration. The Investors acknowledge and understand that the Debentures and Warrant have not been registered under the Securities Act by reason of an exemption under the provisions of the Securities Act.

         Section 3.9 No Legal, Tax or Investment Advice. The Investors understand that nothing in this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Debentures and Warrants constitutes legal, tax or investment advice. The Investors have relied on, and has consulted with, such legal, tax and investment advisors as it, in its sole discretion, have deemed necessary or appropriate in connection with its purchase of the Debentures and Warrants.

         Section 3.10 No Advertisements. The Investors are not purchasing the Debentures and Warrants as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

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                                   ARTICLE IV
                                   ----------

                  Representations and Warranties of the Company
                  ---------------------------------------------

         The Company represents and warrants that:

         Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material terms of its Articles of Incorporation (as defined below) or Bylaws (as defined below).

         Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Securities, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its shareholders, or its Board of Directors is necessary, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person other than the Investors pursuant to the terms of this Agreement.

         Section 4.3 Capitalization. As of August 13, 1999, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $0.08 par value, of which 74,531,859 shares are outstanding, and 7,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock of the Company are entitled to preemptive or similar rights. Except as disclosed in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Documents, to the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

         Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted, and trades, on the Nasdaq National Market, and the Company is in full compliance with the rules and regulations of the Nasdaq National Market.

         Section 4.5 SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve months immediately preceding the date hereof. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.6 Valid Issuances. Neither the issuance of the Securities, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Securities, issued or issuable hereunder, or any of the assets of the Company other than the security interest granted under the Security Agreement, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

         Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Debentures and Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Debentures and Warrants under the Securities Act, except as contemplated by this Agreement.

         Section 4.8 Corporate Documents. The Company has furnished or made available to the Investors true and correct copies of the Company's Articles of incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), and the Company's bylaws, as amended and in effect on the date hereof (the "ByLaws"). The Articles of Incorporation and ByLaws are in full force and effect as of the First Tranche Closing Date, without change or amendment.

         Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement (including all Exhibits annexed hereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities, do not and will not
(i) result in a violation of the Articles of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, subject Section 4.39, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), and such other form(s) required by "blue sky" laws, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Debenture, or Warrant, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

         Section 4.10 No Material Adverse Change. Since January 1, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

         Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations, known or unknown, absolute or otherwise (individually or in the aggregate), which are not disclosed in the SEC Documents or otherwise publicly announced, or as incurred in the ordinary course of the Company's businesses since January 1, 1999, or which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 4.12 No Undisclosed Events or Circumstances. Since January 1, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.13 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

         Section 4.14 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the Subscription Date.

         Section 4.15 Acknowledgment of Dilution. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Debentures and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Additional Shares in accordance with the terms herein, Underlying Shares in accordance with the Debentures, and Warrant Shares in accordance with the Warrant is unconditional and absolute regardless of the effect of any such dilution.

         Section 4.16 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         Section 4.17 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         Section 4.18 Board Approval. The Board of Directors of the Company has concluded, in its good faith business judgment that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

         Section 4.19 Integration. The Company, any of its affiliates, or any person acting on its or their behalf has not, shall not, and shall use its best efforts to ensure that no affiliate shall, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Debentures and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Debentures and Warrants to the Investors. The Debentures and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

         Section 4.20 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.


         Section 4.21 Use of Proceeds. The net proceeds from the First Tranche are to be used for the repayment of $500,000 principal amount of the Bridge Note, $1,149,038 to be held in escrow as per the terms of Section 4.39 (and the Escrow Agreement), and for general working capital and not for the repayment of any judgment. The net proceeds from the Second Tranche are to be used for the repayment of the final $1,300,000 principal amount of the Bridge Note, and for general working capital and not for the repayment of any judgment.

         Section 4.22 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity. St. Marks Refinery Inc. is a wholly owned subsidiary of the Company, and St. Marks Refinery Inc. is authorized to, and has the power to, enter into, and perform its obligations as set forth in this Agreement and all Exhibits annexed hereto.

         Section 4.23 No Private Placements. Except as disclosed in the SEC Documents, the Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except for the transactions contemplated hereby, there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Securities.

         Section 4.24 Permits; Compliance. The Company and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits") all of which are valid and in full force and effect, and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1999 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

         Section 4.25 Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

         Section 4.26 No Bankruptcy. The Company is aware of no facts or claims against it that would, and the Company has no present intention to, liquidate the assets of the Company and/or seek bankruptcy protection either voluntarily or involuntarily.

         Section 4.27 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound

         Section 4.28 Absence of Events of Default. Except as set forth in the SEC Documents and this Agreement, no Event of Default, as defined in any agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect.

         Section 4.29 Governmental Consent, etc. Except for the filing of the Form D and any state securities filings, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby.

         Section 4.30 Consents. The Company has obtained consents for the Company to participate in this transaction from GCA and any other party in which the Company is obligated to obtain such consent, subject to Section 4.39 below.

         Section 4.31 Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect.

         Section 4.32 Material Contracts. Except as set forth in the SEC Documents, the agreements to which the Company is a party described in the SEC Documents are valid agreements, in full force and effect the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

         Section 4.33 Title to Assets. Except as set forth in SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         Section 4.34 [Intentionally Omitted]

         Section 4.35 Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Investors which could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         Section 4.36 Absence of Undisclosed Liabilities. [Intentionally
Omitted]

         Section 4.37 Security Interest. The Company agrees to cause its wholly owned subsidiary St. Marks Refinery, Inc. ("St. Marks"), to give the Investors a security interest on the Collateral during the time that any portion of the Debentures remains outstanding. The Company represents and warrants that as of the First Tranche Closing Date there are no liens, encumbrances, claims or security interests on the Collateral, other than the security interest of GCA and the security interest given to the Investors pursuant to this Agreement. Prior to the First Tranche Closing Date the Company shall cause St. Marks to file a UCC-1 Financing Statement on the Collateral in favor of the Investors, has entered into the Security Agreement with the Investors covering the Collateral. Except for the security interest granted to GCA and as contemplated hereby, the Company agrees that it will not, and will not cause St. Marks to, encumber the Collateral in any way during the time the Debentures remain outstanding. The Company is not in default of any agreement it may have with GCA, and GCA shall not have moved to enforce its interest in the Collateral, and the Company is not aware of any event or events that would cause GCA to enforce its interest in the Collateral.

         Section 4.38 Bridge Note. The Company is in full compliance with, and is not in default with the terms of the Bridge Note. Entering into this transaction will not in any way cause the Company to be in default with the Bridge Note, cause GCA to accelerate payment on the Bridge Note, and/or shall not enable GCA to any preemptive rights or right of first refusal. Upon payment of the proceeds of the Second Tranche to GCA as set forth in Section 4.21 above, the Company will have fully satisfied its obligations under the Bridge Note and upon such payment the Bridge Note will be marked cancelled, paid in full.

         Section 4.39 Redemption Obligation. Notwithstanding anything herein to the contrary, pursuant to the written agreement between the Company and the holders of the 14% Convertible Notes Due April 21, 2000 (of which $888,206 principal amount is presently outstanding), the Company is obligated to redeem the outstanding principal of such notes upon the closing of this transaction. The Company agrees that $1,149,038 of the proceeds from the First Tranche Purchase Price shall remain in the escrow account of the Escrow Agent subsequent to the First Tranche Closing Date. These funds shall only be released as follows: (a) to the Company upon receipt by the Escrow Agent of a written release by the holders of the 14% Convertible Notes Due April 21, 2000 and authorization that such funds may be returned to the Company, (b) to the Company upon receipt by the Escrow Agent of written proof that such notes are no longer outstanding, from the holders thereof and the Company, or (c) to the holders of the 14% Convertible Notes Due April 21, 2000 as payment by the Company of its full obligations under such notes.

                                    ARTICLE V
                                    ---------

                           Covenants of the Investors
                           --------------------------

         Section 5.1 4.99% Limitation. The number of shares of Common Stock which may be acquired by any of the Investors pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any Investor, would result in any Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding sentence shall not interfere with any Investor's right to convert any portion of the Debentures and/or exercise the Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as no Investor owns more than 4.99% of the then outstanding Common Stock at any given time.

         Section 5.2 Trading Restrictions. Each Investor agrees that it shall not, in any single Trading Day exceed fifteen percent of the daily trading volume of the Common Stock as reported by the Principal Market. Each Investor agrees that it shall not maintain any short position in the Common Stock for so long as they are the beneficial owners of the Common Stock issuable pursuant to the conversion of the Debentures. However, notwithstanding the preceding sentence, the Investors may maintain a short position in the Common Stock on the day a Conversion Notice is sent to the Company and thereafter for the shares of Common Stock covered by such Conversion Notice.

                                   ARTICLE VI
                                   ----------

                            Covenants of the Company
                            ------------------------

         Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, no less than 150% of the Underlying Shares assuming conversion in full of $7,250,000 principal amount of Debentures on the Trading Day immediately preceding the First Tranche Closing Date, plus 100% of the Warrant Shares for the purpose of enabling the Company to satisfy any obligation to issue the Underlying Shares and Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the Conversion Price and Exercise Price under the terms of this Agreement, the Debentures and Warrants on the Trading Day immediately preceding the Subscription Date. The number of shares so reserved shall be increased to reflect potential decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Conversion Price and/or Exercise Price as set forth in the Debentures and Warrants, or in the event of a reduction of the Bid Price.

         Section 6.3 Listing of Common Stock. The Company shall (a) not later than the fifth Business Day following the First Tranche Closing Date prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) 1.5 times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of dividends in respect of) the full principal amount of the Debentures, assuming such conversion occurred on the Subscription Date, and
(ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investors evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market for so long as the Securities is owned by any of the Investors. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding principal amount of Debentures, and/or upon exercise in full of the Warrant is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the Principal Market, to file an additional shares listing application with the Principal Market (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrants. The Company warrants that it (i) has not received any notice, oral or written, affecting it's continued listing on the Nasdaq National Market, and (ii) is in full compliance with the requirements for continued listing on the Nasdaq National Market. The Company will take no action, which would impact its continued listing or the eligibility of the Company for such listing. The Company will comply with the listing and trading requirements of its Common Stock on the Nasdaq National Market (and of any then Principal Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. If the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will immediately thereafter give written notice to the Investors and take all action necessary to bring the Company into compliance with all applicable listing standards of the Principal Market.

         Section 6.4 Exchange Act Registration. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 Legends. The securities to be sold by the Company pursuant to this Agreement shall be free of restrictive legends, except as set forth in
Article VIII.

         Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Notice of Certain Events Affecting Registration. The Company will immediately notify the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Investors any such supplement or amendment to the related prospectus.

         Section 6.8 Consolidation; Merger. For so long as any of the Securities are owned by any of the Investors, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement, and all Exhibits annexed hereto.

         Section 6.9 Issuance of Underlying Shares and Warrant Shares. The issuance of the Warrant Shares and the Underlying Shares pursuant to exercise of the Warrants and the conversion of the Debentures, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

         Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investors upon execution of this Agreement, an opinion. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Debentures and/or exercise the Warrants, including, but not limited to, obtaining for the Investors an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit G, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing the Company's transfer agent to remove the legend from the certificate.

         Section 6.11 Restrictions on Future Financing. Until the Effective Date for the First Tranche Registration Statement (as defined in the Registration Rights Agreement), neither the Company nor any of its subsidiaries will issue any equity securities or instruments or rights convertible into or exchangeable or exercisable for any equity securities. The foregoing restriction shall not apply to any outstanding securities convertible into or exercisable into equity securities or any existing employee benefit plans, the Company has as of the First Tranche Closing Date.

         Section 6.12 Exercise of Warrants. The Company will permit the Investors to exercise their right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

         Section 6.13 Conversion of Debentures. The Company will permit the Investors to exercise their right to convert the Debentures by telecopying an executed and completed Notice of Conversion to the Company.

         Section 6.14 Increase in Authorized Shares. At such time as the Company would be, if a Notice of Conversion or notice of exercise (as the case may be) were to be delivered on such date, precluded from (a) converting in full all of the Debentures that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrant, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 75 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Debentures and Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 150% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Debentures and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Debentures, and (iv) such number of Warrant Shares as would then be issuable upon the exercise in full of the Warrant. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Articles of Incorporation to evidence such increase. The foregoing shall not relieve the Company from any claim for damages that the Investors may have against the Company as a result of the Company not having a sufficient number of authorized shares of Common Stock to satisfy its obligations under this Agreement or any Exhibit annexed hereto.

         Section 6.15 Notice of Breaches. Each of the Company on the one hand, and the Investors on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify the Investors of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Investors a copy of any written statement in support of or relating to such claim or notice.

         Section 6.16 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire); provided, however, the Company may license the Intellectual Property Rights.

         Section 6.17 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 6.18 Questions/Answers. The Company shall provide the Investors with the opportunity to ask additional questions of, and receive answers (all of which information shall be limited to information in the public domain) from the Company concerning the Company during the period that the Investors owns the Debentures and/or Warrants.

         Section 6.19 Rule 144 Compliance. The Company will take all action as may be required as a condition to the availability of Rule 144, and the Company will upon request supply written confirmation that it is in compliance with the reporting requirements of Rule 144. The Company agrees to use its best efforts to facilitate and expedite transfers of the Securities pursuant to Rule 144, which efforts shall include, but not be limited to, timely notice to its transfer agent to expedite such transfers.

         Section 6.20 Issuance Limitation. At no time will the Company be obligated to issue more than 19.99% of the number of shares of Common Stock outstanding as of the Closing Date for the First Tranche, unless the Company has previously obtained shareholder approval. In lieu of such issuance(s) the Company shall pay to the Investors the cash value of such shares within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

         Section 6.21 Proceeds. In the event GCA moves to enforce its security interest in the property, the Company agrees that any surplus proceeds from a sale thereof shall be paid to the Investors.

         Section 6.22 Rank.

         So long as any portion of the Debentures remain outstanding, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, unless junior to the Debentures in all respects, except for indebtedness of the Company outstanding as of the First Tranche Closing Date. The Company agrees that neither the Company nor any direct or indirect subsidiary of the Company will permit any liens, claims, or encumbrances to exist against the Company or any direct or indirect subsidiary of the Company or any of their assets, except for (i) indebtedness of the Company outstanding as of the First Tranche Closing Date, (ii) indebtedness which may be secured by the assets of the Company or any of its subsidiaries other than the Collateral, provided that such indebtedness my not exceed the value of the assets securing such indebtedness.

                                   ARTICLE VII
                                   -----------

         Due Diligence Review; Non-Disclosure of Non-Public Information
         --------------------------------------------------------------

         Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the

Investors (who may or may not be affiliated with the Investors), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and its respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 7.2 Non-Disclosure of Non-Public Information.

                 (a) The Company shall not disclose non-public information to the Investors, or advisors to or representatives of, the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, and their advisors and representatives, with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the each Investors advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

                 (b) Nothing herein shall require the Company to disclose non-public information to the Investors or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of its opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII
                                  ------------

                                     Legends
                                     -------

         Section 8.1 Legends. The Investors agree to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investors and their counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on each of the Securities:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         The Company agrees that it will provide the Investors, upon request, with a certificate or certificates representing the Securities, free from such legend at such time as such legend is no longer required hereunder. The Company may not take any action or make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions of transfer set forth in this Section.

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit H hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

                  (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrant, Debentures, Underlying Shares or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirms to the transfer agent that the Investor(s) has complied with the prospectus delivery requirement; or

                  (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that
(i) such Investor(s) is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any other similar exemption as may then be in effect), or
(ii) such Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144 (or such other applicable exemption).

         Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

         Section 8.2 No Legend or Stock Transfer Restrictions. No instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect to the Debentures, Warrants or Securities other than as expressly set forth in this Article.

                                   ARTICLE IX
                                   ----------

                       Choice of Law; Venue; Jurisdiction
                       ----------------------------------

         Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                                    ARTICLE X
                                    ---------

                             Assignment; Termination
                             -----------------------

         Section 10.1 Assignment. Each Investors interest in this Agreement and their ownership of the Debentures and Warrant may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investors) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Debentures and/or Warrant purchased or acquired by the Investors hereunder with respect to the Common Stock held by such person.

         Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Securities have been sold by the Investors; or (ii) five years after the First Tranche Closing Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein and the terms of the Registration Rights Agreement shall survive the termination of this Agreement.

                                   ARTICLE XI
                                   ----------

                                     Notices
                                     -------

         Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

         If to the Company:

                     American International Petroleum Corp.
                     444 Madison Avenue
                     New York, NY 10022
                     Attention: Denis J. Fitzpatrick
                     Facsimile: (212) 688-6657
                     Telephone: (212) 688-3333

         If to the Investors at their respective addresses set forth on Schedule A.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 11.2 Indemnification. The Company agrees to indemnify and hold harmless the Investors and each agent and affiliate of each of the Investors against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

         Each of the Investors agree that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability, which the Investors or any subsequent assignee may otherwise have.

         Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investors, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investors and the indemnifying party and the Investors shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investors (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investors, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investors, which firm shall be designated in writing by the Investors). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. If the Investors, or any person claimed to be affiliated or associated with the Investors, becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of the Company, in connection with or as a result of any matter referred to in this Agreement or any exhibit annexed hereto, the Company shall reimburse the Investors and/or those claimed to be affiliated or associated with the Investors for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that the Investors is not the prevailing party then in that event, the Investors and/or any other person having received such advances of fees and/or expenses shall reimburse the Company in full for the sums advanced.

         Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investors shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE XII
                                   -----------

                                  Miscellaneous
                                  -------------

         Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and the Investors on the other hand.

         Section 12.2 Entire Agreement. This Agreement, and the Exhibits and Schedules annexed hereto, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 12.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to rely upon any other reporting entity.

         Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and to the Company's transfer agent, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 12.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the First Tranche Closing Date, in cash, out of escrow, to the Escrow Agent the sum of $25,000, and $5,000 on the Second Tranche Closing Date. The Company shall as additional fees issue shares of Common Stock on the First Tranche Closing Date as follows: 90,000 shares of Common Stock to Paul T. Mannion, Jr., 90,000 shares to Andrew Scott Reckles, and 20,000 to JW Genesis Financial Corporation. These shares of Common Stock shall be included in the Registration Statement and in the definition of Registrable Securities and Securities as used in this Agreement.

         Section 12.8 Publicity. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investors without the prior written consent of the Investors, except to the extent required by law, in which case the Company shall provide the Investors with prior written notice of such public disclosure.

         Section 12.10 No Group. It is hereby agreed and acknowledged by the parties hereto that each Investor is acting individually and for its own account in purchasing the Debentures and Warrants, with no agreement to act together for the purpose of acquiring, holding, voting or disposing of any equity securities or otherwise.

EXHIBITS:
---------
A: Debenture
B: Escrow Agreement
C: Registration Rights Agreement
D: Security Agreement
E: Common Stock Purchase Warrant
F: Opinion of Counsel
G: Notice of Conversion
H: Instruction Letter to Transfer Agent

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

American International Petroleum Corp.


By: _________________________


                                                   Mount Albion LLC


                                                   By: _________________________

                                                   AMRO International, S.A.


                                                   By: _________________________

                                   SCHEDULE A
                                   ----------

1.    Mount Albion LLC
      c/o Citco Fund Services
      Bahamas Financial Center, 3rd Floor
      Shirley & Charlotte Streets
      CB 13136
      Nassau, Bahamas
      Telephone: (242) 356-5928
      Facsimile: (242) 356-0223
      First Tranche Investment Amount: $4,000,000
      Number of Warrant Shares
      underlying Warrants in First Tranche: 599,925


2.    AMRO International, S.A.
      c/o Ultra Finanz
      Grossmunster Platz 6
      Zurich CH 8022 Switzerland
      Facsimile:  011 411 262 5515
      Attention: H.U. Bachofen
      First Tranche Investment Amount: $750,000
      Number of Warrant Shares
      underlying Warrants in First Tranche: 112,575

                                                                      EXHIBIT A


No. __                                                            $_________ USD


                     AMERICAN INTERNATIONAL PETROLEUM CORP.

                 Secured Convertible Debenture due August , 2004

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  This Secured Convertible Debenture is duly authorized issue of Secured Convertible Debentures of American International Petroleum Corp., a Nevada corporation (the "Issuer"), issued on August , 1999 (the "Issuance Date"), and designated as its Secured Convertible Debenture due August , 2004 (the "Debenture").

                  This Debenture has been issued under the terms and provisions of the Secured Convertible Debenture Purchase Agreement dated as of August , 1999 between the Issuer and Holder (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof. This Debenture has been secured by the Collateral (as defined in the Agreement) of the Issuer pursuant to the terms of the Agreement and a security agreement (the "Security Agreement") entered into between the Issuer and the Holder.

                FOR VALUE RECEIVED, the Issuer promises to pay to


the registered holder hereof or its registered assigns, if any (the "Holder"), the principal sum of:


                             United States Dollars,


on or prior to August , 2004 (the "Maturity Date") or such earlier date this Debenture is required to be repaid by the Issuer pursuant to the terms herein, and to pay interest, as outlined below, at the rate of six (6%) percent per annum on the principal sum outstanding for the term of this Debenture. Accrual of interest shall commence as of the Issuance Date. Interest shall be payable by the Issuer, at the Issuer's option, in cash or in that number of shares of common stock of the Issuer (the "Common Stock") (at a price per share calculated pursuant to the conversion formula contained below), upon the earlier to occur of (i) end of each calendar quarter after the Issuance Date (payable by the Issuer within 5 Business Days), or (ii) upon an Event of Default as defined below, and if an Event of Default occurs interest due hereunder shall be payable in cash or Common Stock as set forth herein at the option of the Holder); provided, however, that any shares of Common Stock so delivered must be either
(i) registered at such time for resale under the Securities Act, or (ii) otherwise resalable under the Securities Act without restriction to limitation under Rule 144, and (a) the Common Stock is listed on the Nasdaq National Market, (b) there has not been any suspension in the trading of the Common Stock on the Nasdaq National Market during the thirty (30) Trading Days immediately preceding such issuance, and (c) the Issuer has been in compliance in all material respects with the terms and conditions of this Debenture and the Agreement (including all Exhibits annexed to the Agreement). Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Issuer regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the Issuer's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement and this Debenture. In the event this Debenture is outstanding on the Maturity Date it shall automatically be converted into shares of Common Stock (as set forth above) as if the Holder voluntarily elected such conversion in accordance with the procedures, terms and conditions set forth in this Debenture, provided, that such shares of Common Stock are either (i) registered at such time for resale under the Securities Act, or (ii) otherwise resalable under the Securities Act without restriction to limitation under Rule 144, and (a) the Common Stock is listed on the Nasdaq National Market, (b) there has not been any suspension in the trading of the Common Stock on the Nasdaq National Market, and the (c) the Issuer has been in compliance in all material respects with the terms and conditions of this Debenture and the Agreement (including all Exhibits annexed to the Agreement). In the event that (a), (b), and (c) of the preceding sentence are not satisfied then the Issuer shall be obligated to pay the Holder the cash value of the principal amount of this Debenture outstanding on such date as if such Debenture had been converted and sold on such date (at the Bid Price as defined below) in accordance with the conversion provisions set forth below, plus all unpaid interest. Principal and interest are payable at the address last appearing on the Debenture Register as designated in writing by the Holder hereof from time to time.

         The Debenture is subject to the following additional provisions:

         1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than $50,000 (unless such amount represents the remaining principal balance outstanding). No service charge will be made for such registration or transfer or exchange.

         2. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Debenture any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debenture, the Issuer and any agent of the Issuer may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

         4. The Holder is entitled, at its option, at any time after the earlier of: (i) 90 calendar days after the Issuance Date; (ii) the Effective Date (as defined in the Agreement); or (iii) in the event the Bid Price on any single Trading Day exceeds $2.50, to convert this Debenture, in whole or in part, in minimum denominations of $50,000 (unless such amount represents the remaining principal balance outstanding), in accordance with the following terms and conditions:

            (a) The Holder may exercise its right to convert the Debenture by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Issuer and delivering the original Notice of Conversion and the original Debenture to the Issuer by express courier. Each Business Day on which a Notice of Conversion is telecopied to and received by the Issuer in accordance with the provisions hereof shall be deemed a "Conversion Date". The Issuer will transmit the certificates representing shares of Common Stock issuable upon conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within five Business Days after the Conversion Date, provided, the Issuer has received the original Notice of Conversion and Debenture being so converted. If the Company has not received the original Notice of Conversion and original Debenture being converted within three Business Days after Conversion Date, then the Issuer shall transmit the certificates representing the shares of Common Stock issuable upon conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within three Business Days after receipt of the original Notice of Conversion and original Debenture being converted. In addition to any other remedies which may be available to the Holder, in the event that the Issuer fails to effect delivery of such shares of Common Stock within (i) five Business Days after receipt of a Notice of Conversion (provided the Issuer has received the original Notice of Conversion and Debenture within three Business Days after the Conversion Date), or (ii) three Business Days after receipt of the original Notice of Conversion and original Debenture being converted if the Issuer has not received the original Notice of Conversion and original Debenture being converted within three Business Days after the Conversion Date, the Holder will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Issuer whereupon the Issuer and the Holder shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Debenture representing the portion of the Debenture converted shall be delivered as follows:

            To the Issuer:
                                  American International Petroleum Corp.
                                  444 Madison Avenue
                                  New York, NY 10022
                                  Attention: Denis J. Fitzpatrick
                                  Facsimile: (212) 688-6657
                                  Telephone: (212) 688-3333

            or to such other address as may be communicated by the Issuer to the Holder in writing.

            In the event that the Common Stock issuable upon conversion of the Debenture is not delivered to the Holder within (i) five Business Days after the Conversion Date (provided the Issuer has received the original Notice of Conversion and Debenture within three Business Days after the Conversion Date), or (ii) three Business Days after receipt of the original Notice of Conversion and original Debenture being converted if the Issuer has not received the original Notice of Conversion and original Debenture being converted within three Business Days after the Conversion Date (and assuming the Holder has not revoked such Notice of Conversion as permitted above), the Issuer shall pay to the Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Debenture sought to be converted, $500 for each of the first ten calendar days, and $1,000 per calendar day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall run from the sixth Business Day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately.

                  (b) The Holder may, at its sole option convert this Debenture into that number of shares of fully paid and nonassessable shares of Common Stock which is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of this Debenture, the "Conversion Amount" shall mean the principal dollar amount of the Debenture being converted. The "Conversion Price" shall be equal to the lesser of: (i) 85% of the average of the three lowest Bid Prices during the twenty consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date, or (ii) $_____, (price to be inserted based upon 125% of the Bid Price on the trading day immediately preceding the Issuance Date), as such Conversion Price shall be adjusted pursuant to the terms hereof. The "Bid Price" shall be deemed to be the reported last bid price regular way of the Common Stock as reported by Bloomberg LP or if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by Nasdaq or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded. The principal amount of this Debenture shall be reduced as per that principal amount indicated on the Notice of Conversion upon the proper receipt by the Holder of such shares of Common Stock due upon such Notice of Conversion.

            (c) Upon each adjustment of the Conversion Price, the Holder shall thereafter be entitled to (but not obligated to) receive upon conversion of this Debenture, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock receivable hereunder immediately prior to such adjustment and (ii) dividing the product thereof by the Conversion Price resulting from such adjustment. The Conversion Price shall be adjusted as follows:

                (i) In the case of any amendment to the Issuer's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Debenture shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. This Debenture shall be deemed thereafter to provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                (ii) If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                (iii) If any capital reorganization or reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with or into another corporation or other entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the conversion hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Debenture under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this Debenture) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Debenture, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Issuer shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Debenture the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                (iv) In case the Issuer shall, at any time prior to conversion of this Debenture, consolidate or merge with any other corporation or other entity (where the Issuer is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Issuer shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the conversion of this Debenture after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Debenture was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Debenture shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of this Debenture. Upon the occurrence of any event described in this Subsection (iv), the Holder shall have the right to (i) convert this Debenture immediately prior to such event at a Conversion Price equal to the lesser of (1) the then Conversion Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Debenture, in which event, appropriate provisions shall be made so that this Debenture shall be convertible at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

                (v) Whenever the Conversion Price shall be adjusted pursuant to this Section the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Issuer shall make such certificate and mail it to the Holder immediately after each adjustment.

            (d) In the case of any (i) consolidation or merger of the Issuer into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Issuer), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Issuer as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of this Debenture then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Issuer into which such Debenture would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Issuer (A) is not an entity with which the Issuer consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Issuer held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which the Issuer merged into the Issuer or to which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (4)(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a majority of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Debenture. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Issuer shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor issuer or entity (if other than the Issuer) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the Holder such shares of Common Stock, securities or assets as, in accordance with the provisions of this Debenture, such Holder may be entitled to receive under this Debenture.

            (e) The Issuer will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Debenture and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

         5. No provision of this Debenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

         6. The Issuer hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. If one or more of the following described "Events of Default" shall occur,

            (a) Any of the representations, covenants, or warranties made by the Issuer herein, or in the Agreement (including all Exhibits annexed thereto) shall have been incorrect when made in any material respect or shall thereafter be determined to be incorrect; or

            (b) The Issuer shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Issuer under this Debenture (or any other debenture of the Company held by the Holder), the Security Agreement, the Registration Rights Agreement, and the Agreement, between the parties of even date herewith; or

            (c) A trustee, liquidator or receiver shall be appointed for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) calendar days after such appointment; or

            (d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer and shall not be dismissed within thirty (30) calendar days thereafter; or

            (e) Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) calendar days thereafter; or

            (f) The Common Stock is suspended and/or delisted from trading on the Nasdaq National Market, or the Issuer has received notice of final action concerning delisting from the Nasdaq National Market; or

            (g) The effectiveness of the Registration Statement including the shares of Common Stock underlying this Debenture (or any other debenture or Warrant of the Company that the Holder may own) has been suspended for a period of five (5) Business Days; or

            (h) The Issuer shall have failed to pay interest within five Business Days of when due hereunder and/or principal within three Business Days of when due hereunder; or

            (i) The Issuer shall have failed to timely deliver shares of Common Stock issuable upon conversion of the Debentures and/or exercise of the Warrants issued by the Issuer pursuant to the terms of this Debenture and the Warrants; or

            (j) The occurrence of an Event of Default as defined in the security agreement between the Company and GCA Strategic Investment Fund Limited; or

            (k) The Issuer, or any other party, shall, at any time after the Issuance Date, (1) in any way adversely alter Holder's security interest that it has been granted in the Collateral pursuant to Section 4.37 of the Agreement, and the Security Agreement, or (2) sell the Collateral; or

            (l) The occurrence any "Event of Default" as that term is defined in the Security Agreement.

         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder's sole discretion, the Holder may consider this Debenture (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. Nothing contained herein shall limit the rights of the Holder to collect liquidated damages as provided herein or in any other agreement entered into between the Holder and the Issuer, or any other damages that the Holder may otherwise be entitled to under the terms of this Debenture or the Agreement (including any Exhibit annexed thereto).

         8. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         9. In addition to the terms of the Registration Rights Agreement, and to the extent the shares of Common Stock underlying this Debenture are not previously registered pursuant to the Registration Rights Agreement, the Holder shall have the right to include all of the shares of Common Stock underlying this Debenture (the "Registrable Securities") as part of any registration of securities filed by the Issuer (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or S-8) and must be notified in writing of such filing as soon as reasonably practicable; provided, however, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Debenture if the shares of Common Stock underlying this Debenture may be sold in the United States pursuant to the provisions of Rule 144 without any restriction on resale. Holder shall have five Business Bays after receipt of the aforementioned notice from the Issuer, to notify the Issuer in writing as to whether the Issuer is to include Holder or not include Holder as part of such registration; provided, however, that if any registration pursuant to this paragraph shall be underwritten, in whole or in part, the Issuer may require that the Registrable Securities requested for inclusion pursuant to this paragraph be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. All registration expenses incurred by the Issuer in complying with the terms of this Debenture shall be paid by the Issuer, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder.

         10. This Debenture, together with all documents referenced herein, embody the full and entire understanding and agreement between the Issuer and Holder with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. All capitalized terms not otherwise defined herein shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Debenture shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.

         11. This Debenture will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

         12. The convertibility of this Debenture shall be restricted such that that portion of the Debenture which, if otherwise converted, would result in

Holder owning 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible until the Holder is not an owner of 4.99% or more of the then issued and outstanding Common Stock.

         13. In the event the Issuer, at any time while this Debenture is outstanding, shall issue any shares of Common Stock (or any instrument convertible into Common Stock), otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares of Common Stock as of the Issuance Date as described in SEC filings made by the Issuer within six months prior to the Issuance Date, (ii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive, or other similar plan, which plan and which grant was in effect as of the Issuance Date and approved by the Board of Directors of the Issuer, or (iii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive, or other similar plan, which plan and which grant has been approved by the Board of Directors of the Issuer ((i), (ii) and (iii) collectively referred to as the "Existing Obligations"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be amended to add as option number (iii) the resulting quotient from the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Issuer upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue, with the resulting quotient being the new (iii) in the Conversion Price. Except for the Existing Obligations, and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Issuer, for the purposes of this adjustment, the issuance of any security of the Issuer carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon issuance of shares of Common Stock upon the Holder's exercise of its conversion rights.

         14. In the event the Holder shall elect to convert any portion of this Debenture as provided herein, the Issuer cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said portion of this Debenture shall have been issued and the Issuer posts a surety bond for the benefit of the Holder in the amount of 130% of the principal amount of the Debenture sought to be converted plus outstanding interest through such date, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder in the event it obtains a favorable judgment (but shall not in any way limit any additional damages the Holder may be entitled
to).

         15. Upon receipt by the Issuer of evidence of the loss, theft, destruction or mutilation of any Debenture certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Issuer, and upon the cancellation of the Debenture certificate(s), if mutilated, the Issuer shall execute and deliver new certificates for Debenture(s) of like tenure and date.

         16. This Debenture does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Debenture and conversion the Holder hereof shall be entitled to convert this Debenture, the shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the Conversion Date.

         17. Except as expressly provided herein or as required by law, so long as this Debenture remains outstanding, the Issuer shall not, without the approval by vote or written consent by the Holder, take any action that would adversely affect the rights, preferences or privileges of this Debenture.

          18. The Issuer shall have the right to redeem this Debenture, in whole or in part (except that portion of the principal amount of this Debenture that is the subject of a Conversion Notice which has previously been sent to the Issuer), in cash at the Redemption Price (as defined below) at any time by thereafter providing written notice (the "Redemption Notice") to the Holder. The Issuer shall wire transfer the appropriate amount of funds into an escrow account to complete the redemption, which shall be no later than the third Business Day after the Redemption Notice was served upon the Holder (the "Redemption Date"). Upon facsimile receipt of the Redemption Notice, the Holder's right to convert this Debenture shall terminate and be canceled immediately (the right to convert shall be reinstated if the Issuer fails to comply with the redemption provisions). In the event the Issuer does not wire transfer the appropriate amount of funds into the escrow account, and authorize the release of such funds to the Holder, on or before the Redemption Date, or shall otherwise fail to comply with the redemption provisions set forth herein, then it shall have waived its right to redeem any portion of this Debenture at any time.

                  The Redemption Notice shall set forth (i) the Redemption Date,
(ii) the Redemption Price, as defined below, and (iii) the principal amount of the Debenture being redeemed. The Redemption Notice shall be irrevocable, and it shall be delivered by facsimile or mailed, postage prepaid, at least three Business Days prior to the Redemption Date to the Holder at its address as the same shall appear on the books of the Company.

                  The Redemption Price shall be equal to the "Economic Benefit" Holder would have received from that portion of the principal amount of the Debenture being redeemed. The "Economic Benefit" shall be defined as the equivalent dollar value of the number of shares of Common Stock issuable pursuant to the conversion privileges set forth herein had the principal amount of Debenture being redeemed been converted on the date the Redemption Notice was served upon the Holder, multiplied by the Bid Price on the Trading Day immediately preceding the date the Redemption Notice was served upon the Holder.

                  At the close of business on the Redemption Date, subject to the Holder's receipt of the applicable Redemption Price, the portion of this Debenture being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Debenture, including the right to conversion shall cease without further action. Immediately following the Redemption Date (assuming full compliance by the Issuer with the redemption provisions set forth herein), the Holder shall surrender its original Debenture at the office of the Issuer, and the Issuer shall issue to the Holder a new Debenture certificate for the principal amount that remains outstanding, if any.

The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as set forth above.


         19. The Debentures shall be junior in right of payment to the Issuer's 5% Secured Convertible Debentures due February 18, 2004, and with respect to indebtedness to Actrade Capital Inc. solely as it relates to the Issuer's credit facility with Actrade Capital, Inc. The Debentures shall rank pari passu with the Bridge Note (as defined in the Agreement), except with respect to the Collateral, and the Issuer's convertible notes due April 21, 2000. The Debentures shall rank senior in respect to any other indebtedness of the Issuer outstanding as of the original Issuance Date.

                  IN WITNESS WHEREOF, the Issuer has caused this Convertible Debenture to be duly executed by an officer thereunto duly authorized.


                                          AMERICAN INTERNATIONAL PETROLEUM CORP.


                                          By _______________________________
                                               Name:
                                               Title:

Date:  August ___, 1999

                                                                      EXHIBIT B


                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is made as of the ___ day of August, 1999 by and among American International Petroleum Corp., a corporation organized under the laws of the State of Nevada (hereinafter referred to as the "Company"), the entities listed on Schedule A annexed hereto (collectively referred to as the "Investors"), and The Goldstein Law Group, P.C. (hereinafter the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Secured Convertible Debenture Purchase Agreement dated August ___, 1999 (the "Purchase Agreement"), the Investors will be purchasing Secured Convertible Debentures and Warrants of the Company (the "Securities") in two separate tranches at purchase prices as set forth in the Purchase Agreement; and


         WHEREAS, the Company has requested that the Escrow Agent hold the funds of the Investors in escrow until the Escrow Agent has received the original Securities. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company (subject to the funds to be kept in escrow pursuant to Section 4.39 of the Purchase Agreement) or the Company's account and arrange for delivery of the Securities to the Investors as per each Investors written instructions.


         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                    TERMS OF THE ESCROW FOR THE FIRST TRANCHE

                  1.1 Upon Escrow Agent's receipt into its attorney trustee account of the First Tranche Purchase Price from the Investors for the Debentures and Warrants to be purchased on the First Tranche Closing Date pursuant to the terms and conditions set forth in the Purchase Agreement, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

                  1.2 The Company, upon receipt of said notice and acceptance of the Purchase Agreement (including all Exhibits annexed thereto) by both parties, as evidenced by the Company, and each Investor's execution thereof, shall deliver to the Escrow Agent the original Debentures and Warrants being purchased by the Investors in connection with the First Tranche Closing Date.


                  1.3 Once Escrow Agent receives the original Debentures and Warrants to be issued in connection with the First Tranche, he shall immediately wire that amount of funds necessary to purchase such Debentures and Warrants in connection with the First Tranche Closing Date (net of the $1,149,038 to remain in the escrow account of the Escrow Agent per Section 4.39 of the Purchase Agreement, referred to as the "Escrowed Proceeds") per the written instructions of the Company net of all fees. The Escrowed Proceeds shall only be released as follows: (a) to the Company upon receipt by the Escrow Agent of a written release by the holders of the 14% Convertible Notes Due April 21, 2000 and authorization that such funds may be returned to the Company, (b) to the Company upon receipt by the Escrow Agent of written proof that such notes are no longer outstanding, from the holders thereof and the Company, or (c) to the holders of the 14% Convertible Notes Due April 21, 2000 as payment by the Company of its full obligations under such notes. The Company will furnish Escrow Agent with a "Net Letter" directing payment of legal, administrative, and escrow costs as per the terms of the Purchase Agreement to The Goldstein Law Group, P.C. Such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above, net of the Escrowed Proceeds) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investors.


                                    ARTICLE 2

                   TERMS OF THE ESCROW FOR THE SECOND TRANCHE

                  2.1 The Company shall certify in writing to the Escrow Agent and the Investors that it has satisfied all of the terms and conditions precedent to the Second Tranche Closing Date contained in the Purchase Agreement. The Company shall then deliver to the Escrow Agent the original Debentures and original Warrants being purchased by the Investors on the Second Tranche Closing Date. Upon receipt of such notice from the Company the Investors shall wire the Second Tranche Purchase Price to the Escrow Agent's attorney trustee account. The Escrow Agent shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its attorney trustee account in connection with the Second Tranche Closing Date.

                  2.2 After notifying the Company as set forth in Section 2.1, the Escrow Agent shall immediately wire that amount of funds necessary to purchase such Debentures and Warrants per the written instructions of the Company net of all fees. The Company will furnish Escrow Agent with a "Net Letter" directing payment of legal, administrative, and escrow costs as per the terms of the Purchase Agreement to The Goldstein Law Group, P.C. Such fees are to be remitted in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Investors.

                                    ARTICLE 3

                                  MISCELLANEOUS

                  3.1 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should any party attempt to change this Agreement in a manner that in the Escrow Agent's discretion shall be undesirable, or at the sole option of the Escrow Agent, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Investors in writing. The Company and the Investors may remove the Escrow Agent as escrow agent by serving a written notice signed by all of such parties removing Escrow Agent as the escrow agent in this transaction. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Investors or their agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Investors of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Investors after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Investors to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

                  3.2 The Escrow Agent shall be reimbursed by the Company and the Investors for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

                  3.3 The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

                  3.4 The Company and the Investors warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

                           (i) there is no security interest in the Securities or any part thereof;

                           (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                           (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

                  3.5 The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow Agreement.

                  3.6 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

                  3.7 All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

         If to the Company:

                                    American International Petroleum Corp.
                                    444 Madison Avenue
                                    New York, NY 10022
                                    Attention: Denis J. Fitzpatrick
                                    Facsimile: (212) 688-6657
                                    Telephone: (212) 688-3333

         If to the Investors at their respective address as set forth on Schedule A.

         If to the Escrow Agent:

                           (ii)     The Goldstein Law Group, P.C.
                                    65 Broadway, 10th Floor
                                    New York, NY  10006
                                    Attention: Scott H. Goldstein, Esq.
                                    Telephone:  (212) 809-4220
                                    Facsimile: (212) 809-4228

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 3.7 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

                  3.8 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

                  3.9 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

                  3.10 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

                  3.11 The Company acknowledges and confirms that it is not being represented in a legal capacity by The Goldstein Law Group, P.C. and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

                  3.12 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts for the Southern District of the State of New York, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written on the first page of this Agreement.

American International Petroleum Corp.


By: _________________________


                                             The Goldstein Law Group, P.C.,
                                             Escrow Agent


                                             By: _________________________
                                                 Scott H. Goldstein

                                             Mount Albion LLC


                                             By: _________________________

                                             AMRO International, S.A.


                                             By: _________________________

                                                                      EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of the __ day of August, 1999, between the entities listed on Schedule A (referred to as the "Investors"), Paul T. Mannion, Jr., Andrew Scott Reckles, and JW Genesis Financial Corporation (collectively the "Finders", and also included in the definition of Holders) and American International Petroleum Corp., a corporation incorporated under the laws of the State of Nevada (the "Company").

                  WHEREAS, pursuant to the Secured Convertible Debenture Purchase Agreement dated as of August __, 1999 (the "Purchase Agreement"), the Investors will be purchasing Debentures and Warrants (hereinafter collectively referred to as the "Securities" of the Company) of the Company at the Purchase Prices as set forth in the Purchase Agreement; All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Purchase Agreement; and

                  WHEREAS, pursuant to the Purchase Agreement the Company is issuing shares of Common Stock (also included in the definition of "Securities") to the Finders;

                  WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Securities set forth in the Purchase Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Security" shall mean the Additional Shares, Underlying Shares and Warrant Shares: (i) in respect of which a registration statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section.

                  Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Registrable Securities as provided herein and prior to an exemption to registration being available, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holders understand that no disposition or transfer of the Registrable Securities or the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Company that such transfer may be made without registration under the Securities Act and state law, or (ii) such registration.

                  Section 3.  Registration Rights.

                           (a) The Company agrees that it will prepare and file
with the Securities and Exchange Commission ("SEC"), within thirty (30) of the First Tranche Closing Date, a registration statement (on Form S-3, or other applicable registration statement) under the Securities Act (the "First Tranche Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Holders for resales under the Securities Act of the shares of Common Stock underlying the Debentures and the Warrants to be issued on the First Tranche Closing Date. The Company shall use its best efforts to cause the First Tranche Registration Statement to become effective within ninety (90) calendar days from the First Tranche Closing Date. The number of shares of Common Stock designated in the First Tranche Registration Statement to be registered shall be one hundred fifty (150%) percent of the number of shares of Common Stock that would be required if the Debentures issued in connection with the First Tranche and Warrants issued in connection with the First Tranche were converted and exercised on the Trading Day immediately preceding the date the First Tranche Registration Statement was filed. The Company agrees that it will include only the Registrable Securities in the First Tranche Registration Statement to be filed by the Company pursuant to the terms of this Agreement.

                           (b) The Company agrees that it will prepare and file
with the SEC on the Second Tranche Closing Date, a registration statement (on Form S-3, or other applicable registration statement) under the Securities Act (the "Second Tranche Registration Statement", along with the First Tranche Registration Statement also referred to as the "Registration Statements"), at the sole expense of the Company (except as provided in Section 3(d) hereof), in respect of the Holders for resales under the Securities Act of the shares of Common Stock underlying the Debentures and the Warrants to be issued on the Second Tranche Closing Date. The Company shall use its best efforts to cause the Registration Statement to become effective within ninety (90) calendar days from the Second Tranche Closing Date. The number of shares of Common Stock designated in the Second Tranche Registration Statement to be registered shall be one hundred fifty (150%) percent of the number of shares of Common Stock that would be required if the Debentures issued in connection with the Second Tranche and Warrants issued in connection with the Second Tranche were converted and exercised on the Trading Day immediately preceding the date the Second Tranche Registration Statement was filed. The Company agrees that it will include only the Registrable Securities underlying the securities issued in the Second Tranche Closing Date in the Second Tranche Registration Statement to be filed by the Company pursuant to the terms of this Agreement.

                           (c) The Company will maintain the effectiveness of
any Registration Statement or post-effective amendment filed under this Section 3 hereof under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to a Registration Statement,
(ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold (without volume limitation) under the provisions of Rule 144 or (iii) five and one half years after the filing of such Registration Statement.

                           (d) All fees, disbursements, out-of-pocket expenses
and costs incurred by the Company in connection with the preparation and filing of the Registration Statements under subparagraphs 3(a) and (b) and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost, pro rata, of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall qualify any of the Registrable Securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state that will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of the Registration Statements and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

                           (e) Unless otherwise agreed to in writing by the
Holders, the Company shall only be permitted to include the Registrable Securities in the Registration Statements. The Company represents that as of the date hereof it is not obligated to file a registration statement on behalf of any other Person and/or entity not a party to this Agreement.

                           (f) In the event the First Tranche Registration
Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the SEC on or before the 30th calendar day after the First Tranche Closing Date and/or the First Tranche Registration Statement is not declared effective by the SEC on or before the 90th calendar day after the First Tranche Closing Date, then the Company will pay to the Holders, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the then outstanding Debentures for each thirty (30) calendar day period thereafter (pro rated on a daily basis), until the First Tranche Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders in cash, immediately upon written demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section and registration shall not relieve the Company from any obligation to pay liquidated damages.

                           (g) In the event the Second Tranche Registration
Statement to be filed by the Company pursuant to Section 3(b) above is not declared effective by the SEC on or before the 90th calendar day after the Second Tranche Closing Date, then the Company will pay to the Holders (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the then outstanding Debentures and Warrants for each thirty (30) calendar day period thereafter (pro rated on a daily basis), until the Second Tranche Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders in cash, immediately upon written demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section and registration shall not relieve the Company from any obligation to pay liquidated damages.

                           (h) If the Company does not remit the damages to the
Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including reasonable attorney's fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holders' other rights or remedies as set forth in this Agreement.

                           (i) The Company agrees that within five calendar days
after being notified by the SEC that the Registration Statement(s) has been cleared to go effective, the Company it will declare such Registration Statement effective. The Company also agrees that it shall respond in writing to any questions and/or comments from the SEC that relate to the Registration Statement(s) within ten calendar days of receipt of such question or comment.

                           (j) In the event the number of shares of Common Stock
included in the Registration Statements shall be insufficient to cover the number of Registrable Securities due to the Holder under the terms of the Purchase Agreement and/or the Debentures and Warrants, the Company agrees that it shall file either a new Registration Statement including such additional shares or amend the then existing Registration Statement. The Company agrees that in such event it will file with the SEC either an amendment to the then existing Registration Statement or a new Registration Statement within 30 days of when required hereunder, and use its best efforts to cause either the amendment or such Registration Statement to become effective within 90 calendar days from when required. If such amendment or new Registration Statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of
Section 3(e).

                  Section 4. Cooperation with Company. Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                           (a) prepare and file with the SEC such amendments and
supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act);

                           (b) furnish to each Holder copies of the Registration
Statement (and any amendments thereto), a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and shall also furnish such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by such Holder;

                           (c) register and qualify the Registrable securities
covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to file therein any general consent to service of process, or to qualify any of the securities for sale in any state which will require an escrow or other restriction relating to the Company and/or sellers;

                           (d) list such securities on the Nasdaq National
Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or Nasdaq;

                           (e) notify each Holder of Registrable Securities
covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the executive officers of the Company have knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  Section 6.  Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Holders, and each officer, director or person, if any, who controls each Holder within the meaning of the Securities Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof, or (ii) cannot pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This
Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability that the Company may otherwise have.

                           (b) Each Distributing Holder agrees that it will
indemnify and hold harmless the Company, each officer, director, or person, if any, who controls the Company within the meaning of the Securities Act (each a "Company Indemnitee"), and each other Distributing Holder, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees) to which any Company Indemnitee or other Distributing Holder may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability that the Distributing Holder may otherwise have.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail. The addresses for such communications shall be:

        If to the Company:

                                    American International Petroleum Corp.
                                    444 Madison Avenue
                                    New York, NY 10022
                                    Attention: Denis J. Fitzpatrick
                                    Facsimile: (212) 688-6657
                                    Telephone: (212) 688-3333

         If to the Holders at their respective address as set forth on Schedule A.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

                  Section 10. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

                  Section 11. Termination of Registration Rights. This Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

                  (a) all Holder's Securities subject to this Agreement have been registered;

                  (b) all of such Holder's Securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act; and

                  (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k) without limitation.

                  Section 12. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 13. Governing Law: Venue; Jurisdiction. This Agreement will be exclusively construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  Section 14. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement.

                  Section 15. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Subscription Agreement.

                  Section 16. Entire Agreement. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.











                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


American International Petroleum Corp.



By___________________________
      Name:
      Title:

                                            Mount Albion LLC


                                            By: _________________________

                                            AMRO International, S.A.


                                            By: _________________________

                                            Paul T. Mannion, Jr.


                                            -------------------------

                                            Andrew Scott Reckles


                                            -------------------------

                                            JW Genesis Financial Corporation


                                            By: _________________________

                                                                      EXHIBIT D


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is made as of
August_________, 1999, by and between America International Petroleum Corporation., a Nevada corporation ("Debtor"), St. Marks Refinery Inc. (the "Subsidiary") and Canadian Advantage Limited Partnership, Dominion Capital Fund, Ltd., Sovereign Partners LP, and AMRO International, S.A. (collectively referred to as the "Secured Party").


         1. Definitions.

         (a) Certain Defined Terms. The following terms, as used herein, have the meanings set forth below:

         Collateral - has the meaning assigned to that term in Section 3.

         Debenture - means that certain Secured Convertible Debentures of even date herewith, in the aggregate original principal amount of $4,750,000, made and executed by Debtor and issued to Secured Party, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructuring and refinancings thereof.

         Debenture Purchase Agreement - means that certain Secured Convertible Debenture Purchase Agreement (including all Exhibits annexed thereto) of even date herewith, by and between Debtor and Secured Party.

         Equipment - means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         Event of Default - has the meaning assigned to that term in Section 9.

         Person - means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         Proceeds - means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         Secured Obligations - has the meaning assigned to that term in
Section 4.

         Security Interests - means the security interests granted pursuant to
Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

         UCC - means the Uniform Commercial Code as in effect on the date hereof in the State of Florida, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         (b) Other Definition Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1(a) may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

         2. Grant of Security Interest

         In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor and Subsidiary hereby grants to Secured Party a continuing security interest in and to all right, title and interest of Debtor and/or Subsidiary in all the Equipment (and any Proceeds therefrom) described on Attachment A hereto, whether now owned or existing or hereafter acquired or arising and located at Debtor and Subsidiary's refinery at 627 Port Leon Dr., St Marks, Florida 32355-0265, (all being collectively referred to as the "Collateral").

         3. Security for Obligations

             This Agreement secures the payment and performance of the Debenture Purchase Agreement and the Debenture, and all renewals, extensions, restructuring and refinancings thereof (the "Secured Obligations").

         4. Representations and Warranties. Debtor and Subsidiary represents and warrants as follows:

                  (a) Binding Obligation. This Agreement is the legally valid and binding obligation of Debtor and Subsidiary, enforceable against Debtor and Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

                  (b) Location of Equipment. All of the Equipment is located at the places specified on Schedule 5(b) hereto.

                  (c) Ownership of Collateral. Subsidiary owns the Collateral free and clear of any lien, security interest or encumbrance, except as set forth on Schedule 5(c). Except as set forth on Schedule 5(c) no effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office.

                  (d) Office Locations; Debtor Names.

                      (i) As of the date hereof, the chief place of business, the chief executive office and the office where Debtor and Subsidiary keeps its books and records is located at the place specified on Schedule 5(d)(i) hereto. Except as set forth on Schedule 5(d)(i), Debtor and/or Subsidiary has not maintained any other address at any time during the five years preceding the date hereof.

                      (ii) Debtor and Subsidiary do not do business nor, as of the date hereof, have they done business during the past five years under any corporate name, trade name or fictitious business name except for Debtor and Subsidiary's corporate name set forth above and except as disclosed on Schedule 5(d)(ii) hereto.

                  (e) Perfection. This Agreement, together with the UCC filings referenced herein, create to secure the Secured Obligations a valid, perfected and priority security interest (subject to the security of GCA) in the Collateral, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                  (f) Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person is required either
(i) for the grant by Debtor and Subsidiary of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor and Subsidiary or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor, Subsidiary or Secured Party) other than the filing of financing statements in connection with the perfection of the Security Interests.

                  (g) Value of Collateral. The value of the Collateral as of the date hereof is equal to not less than $7,500,000.

                  (h) Accurate Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor and Subsidiary with respect to the Collateral is and will be accurate and complete in all material respects.

         5. Further Assurances; Covenants

                  (a) Other Documents and Actions. Debtor and Subsidiary will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor and/or Subsidiary will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (ii) at any reasonable time, upon demand by Secured Party exhibit the Collateral to allow inspection of the Collateral by Secured Party or persons designated by Secured Party; and (iii) upon Secured Party's request, appear in and defend any action or proceeding that may affect Subsidiary's title to or Secured Party's security interest in the Collateral.

                  (b) Secured Party Authorized. Debtor and Subsidiary hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor and/or Subsidiary where permitted by law.

                  (c) Corporate or Name Change. Debtor and Subsidiary will notify Secured Party promptly in writing at least 30 days prior to (a) any change in Debtor and/or Subsidiary's name and (b) Debtor and/or Subsidiary 's commencing the use of any trade name, assumed name or fictitious name.

                  (d) Business Locations. Debtor and Subsidiary will keep its Collateral at the locations specified on Schedule 5(b) hereto. Debtor and Subsidiary shall give Secured Party thirty (30) days' prior written notice of any change in its chief place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor and Subsidiary shall execute such documents and take such actions as Secured Party reasonably deems necessary to perfect and protect the Security Interests.

                  (e) Bailees. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or Debtor and/or Subsidiary's agents or processors without Secured Party's prior written consent and unless Secured Party, if Secured Party has so requested, has received warehouse receipts or bailee letters reasonably satisfactory to Secured Party prior to the commencement of such storage. Debtor and Subsidiary shall, upon the request of Secured Party, notify any such warehouseman, bailee, agent or processor of the Security Interests.

                  (f) Insurance. Debtor and/or Subsidiary currently does maintain and shall maintain insurance with respect to the Collateral of types and in amounts that are customary for similarly situated businesses. Debtor and Subsidiary hereby direct all insurers under such policies of insurance with respect to its assets to pay all material proceeds of such insurance policies to Secured Party.

                  (g) Taxes and Claims. Debtor and Subsidiary will pay (i) all taxes, assessments and other governmental charges imposed upon the Collateral before any penalty accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of the Collateral before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if Debtor and/or Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor and/or Subsidiary has established such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles consistently applied.

                  (h) Collateral Description. Debtor and Subsidiary will furnish to Secured Party, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                  (i) Use of Collateral. Debtor and Subsidiary will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statue, regulation or ordinance or any policy of insurance covering any of the Collateral.

                  (j) Records of Collateral. Debtor and Subsidiary shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Secured Party may reasonably request indicating that the Collateral is subject to the Security Interests.

                  (k) Other Information. Debtor and Subsidiary will, promptly upon request, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Agreement.

                  (l) Maintenance. The Debtor and Subsidiary will maintain the condition of the Collateral in the condition as of the date hereof, and shall take any and all actions necessary for such maintenance as are customary.

         6. Secured Party Appointed Attorney-in-Fact. Debtor and Subsidiary hereby irrevocably appoint Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and Subsidiary and in the name of Debtor and Subsidiary, Secured Party or otherwise, from time to time in Secured

Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable after the occurrence and during the continuation of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to Secured Party;

                  (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

                  (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (d) to pay or discharge taxes or liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become obligations of Debtor and Subsidiary, due and payable immediately without demand and secured by the Security Interests; and

                  (e) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor and Subsidiary's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral.

         Neither Secured Party nor any Person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than as a result of Secured Party's or such Person's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

         7. Transfers and Other Liens

         Debtor and Subsidiary shall not, without Secured Party's prior written consent:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral.

                  (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement.

         8. Events of Default.

         The occurrence of any one or more of the following events shall constitute an Event of Default by Debtor and/or Subsidiary under this Agreement:

                  (a) General Default. Debtor and/or Subsidiary shall fail to observe or perform any covenant, obligation, term or condition contained in the Debenture Purchase Agreement, the Debenture, this Agreement, or any agreement with GCA Strategic Investment Fund Limited.

                  (b) Nonpayment. Debtor shall fail to pay any principal, interest or other amount owing under the Debenture or Debenture Purchase Agreement when and as the same shall be due and payable.

                  (c) Material Misrepresentations. Any representation or warranty set forth herein shall prove to be false in any material respect.

                  (d) Going Concern. Debtor and/or Subsidiary shall terminate its corporate existence or shall cease to operate as a going concern.

                  (e) Judgments. A judgment shall be entered against Debtor and/or Subsidiary or a warrant of execution or similar process shall be issued or levied against its property and within thirty (30) days after such judgment, warrant or process shall not have been paid in full or proper appeal of the same made.

                  (f) Relief - Voluntary. Debtor and/or Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

                  (g) Relief - Involuntary. Any involuntary case or other proceeding shall be commenced against Debtor and/or Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Debtor and/or Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

                  (h) Transfer. The Collateral is sold by the Debtor and/or Subsidiary, or the Debtor and/or Subsidiary no longer owns the Collateral.

                  (i) Other. The occurrence of any "Event of Default" as that term is defined in Debenture.

         9. Remedies

                  (a) If any Event of Default shall have occurred and be continuing, Secured Party may declare the entire outstanding principal amount of the Debenture immediately due and payable without any notice, demand or other action on the part of Secured Party.

                  (b) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor and/or Subsidiary to, and Debtor and/or Subsidiary hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; (ii) without notice or demand or legal process, enter upon any premises of Debtor and/or Subsidiary and take possession of the Collateral; (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable; (iv) notify the obligors on any Accounts or Instruments to make payments there under directly to Secured Party; and (v) without notice to Debtor and/or Subsidiary, renew, modify or extend any of the Accounts and Instruments or grant waivers or indulgences with respect thereto or accept partial payment thereof, or substitute any obligor thereon, in any manner as Secured Party may deem advisable, without affecting or diminishing Debtor and/or Subsidiary's continuing obligations hereunder. Debtor and/or Subsidiary agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Debtor and/or Subsidiary of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Secured Party. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor and Subsidiary hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

                  (c) Upon the occurrence of an Event of Default hereunder, Secured Party shall have the right to enter upon the premises of Debtor and/or Subsidiary where the Collateral is located (or is believed to be located) without any obligation to pay rent to Debtor and/or Subsidiary, or any other place or places where the Collateral is believed to be located and kept, to render the Collateral useable or saleable, to remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to effectively collect or liquidate the Collateral, and/or to require Debtor and/or Subsidiary to assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party. Upon the occurrence of an Event of Default hereunder, Secured Party shall have the right to take possession of Debtor and Subsidiary's original books and records, to obtain access to Debtor and Subsidiary's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate; and Secured Party shall have the right to notify postal authorities to change the address for delivery of Debtor and Subsidiary's mail to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor and Subsidiary.

         10. Limitation on Duty of Secured Party with Respect to Collateral. Beyond the safe custody thereof, Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

         11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default as set forth herein or as per the terms of the security agreement between the Debtor and GCA Strategic Investment Fund Ltd. (the "GCA Security Agreement"), the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Secured Party with respect to the Collateral (after the proceeds have been applied as per the terms of the above mentioned security agreement, if an Event of Default has occurred in the GCA Security Agreement); and second, to the Secured Obligations. Secured Party shall pay over to Debtor and Subsidiary any surplus and Debtor and Subsidiary shall remain liable for any deficiency.

         12. Expenses. Debtor and Subsidiary agree to pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor and/or Subsidiary fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Debtor and/or Subsidiary under this Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same, and Debtor and Subsidiary agree to reimburse Secured Party therefor on demand. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Debtor and Subsidiary may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the rate provided in the Debenture and shall be secured by the Collateral.

         13. Termination of Security Interests; Release of Collateral. Upon payment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor and Subsidiary. Upon such termination of the Security Interests or release of any Collateral, Secured Party will, at the expense of Debtor and Subsidiary, execute and deliver to Debtor and Subsidiary such documents as Debtor and Subsidiary shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

         14. Notices. Each notice, communication and delivery under this
Agreement: (a) shall be made in writing signed by the party giving it; (b) shall specify the section of this Agreement pursuant to which given; (c) shall either be delivered in person or by telecopier, a nationally recognized next business day courier service or Express Mail; (d) unless delivered in person, shall be given to the address specified below; (e) shall be deemed to be given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date of telephonic confirmation of receipt, (iii) if sent by a nationally recognized next business day courier service with all costs paid, on the next business day after it is delivered to such courier, or (iv) if sent by Express Mail (with postage and other fees paid), on the next business day after it is mailed. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given (which need not be the same as the addressee) shall control the date notice is given or received. The addresses and requirements for copies are as follows:

                  If to Debtor or Subsidiary:

                           American International Petroleum Corporation
                           444 Madison Avenue
                           New York, New York 10022
                           Telecopier No.  (212)688-6657
                           Confirmation No. (212) 688-3333

         15. If to Secured Party at their respective addresses set forth on Schedule A. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by Secured Party may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Debtor and/or Subsidiary of any term of this Agreement, the Debenture Purchase Agreement or the Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written specific consent of Secured Party. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Secured Party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Debtor and/or Subsidiary shall entitle Debtor and/or Subsidiary to other or further notice or demand in similar or other circumstances. The rights in this Agreement, the Debenture Purchase Agreement and the Debenture are cumulative and are not exclusive of any other remedies provided by law. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

         16. Successors and Assigns. This Agreement is for the benefit of Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and Subsidiary and its successors and assigns, provided that Debtor and/or Subsidiary shall not assign this Agreement without Secured Party's prior written consent.

         17. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Debtor and/or Subsidiary therefrom, shall in any event be effective without the written concurrence of Secured Party, Debtor, and Subsidiary.

         18. Governing Law/Venue/Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

         19. Headings. Cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         20. Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.


SCHEDULES:

5(b) -      Equipment Location
5(c) -      Ownership of Collateral
5(d)(i) -   Office Location
5(d)(ii) -  Corporate Names

         DULY EXECUTED and delivered by the parties on the date first written above.


American International Petroleum Corporation


By:
   ----------------------
Name:
     --------------------
Title:
      -------------------



                                                     Mount Albion LLC


                                                     By:
                                                        ----------------------
                                                     Name:
                                                          --------------------
                                                     Title:
                                                           -------------------


                                                     AMRO International, S.A.


                                                     By:
                                                        ----------------------
                                                     Name:
                                                          --------------------
                                                     Title:
                                                           -------------------

                                                                      EXHIBIT E


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                          COMMON STOCK PURCHASE WARRANT

No. ___

                To Purchase __________ Shares of Common Stock of

                     American International Petroleum Corp.

         THIS CERTIFIES that, for value received, ____ (the "Holder", including permitted assigns), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to August , 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from American International Petroleum Corp., a _____ corporation (the "Company"), _____________ (___) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $_____, or the Holder may exercise this Warrant pursuant to the Cashless Exercise feature set forth in Section 3 below. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Secured Convertible Debenture Purchase Agreement dated as of August , 1999 (the "Agreement") entered into between the Company, and the Holder. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. Any capitalized terms used herein but not otherwise defined shall have that meaning assigned in the Agreement.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Exercise Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the Warrant Shares purchased thereby. The Exercise Price may be paid by wire transfer, or by cashless exercise as set forth below unless the Company notifies the Holder in writing of its objection of a cashless exercise within twenty four after receipt of a Notice of Exercise electing cashless exercise. Upon payment of the Exercise Price the Holder shall be entitled to receive a certificate for the number of Warrant Shares of so purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within three Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the Warrant Shares may be by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased.

                  The Holder may pay the Exercise Price in cash or pursuant to a cashless exercise, as follows:

                           (a)      Cash Exercise.  The Holder shall deliver
immediately available funds;

                           (b)      Cashless  Exercise.  The Holder may
surrender this Warrant to the Company together with a Notice of Exercise, indicating it is utilizing the Cashless Exercise feature, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y (A-B)/A
         where:
                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the date the Company receives a facsimile of the Notice of Exercise.

                                    B = the Exercise Price.

         For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the original issuance date of this Warrant.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

         5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will at no time close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

         7. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant the Holder shall be entitled to exercise this Warrant, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

         8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         11. Adjustments. The Exercise Price shall be adjusted as provided for below in this Section (the Exercise Price, and the Exercise Price, as thereafter then adjusted, shall be included in the definition of Exercise Price) and the Exercise Price from time to time shall be further adjusted as provided for below in this Section. Upon each adjustment of the Exercise Price, the holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (a) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and (b) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

                  (i) In the case of any amendment to the Company's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                  (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (iii) If the Company shall, through either a private placement or a public offering (but other than pursuant to options granted under the Company's stock option plans or shares or options issued in an acquisition or shares issuable upon conversion of shares of the Company's convertible debentures or shares issuable pursuant to the exercise of warrant or options outstanding on the original issuance date of this Warrant) issue shares of Common Stock, or options to purchase Common Stock or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock at a price (such price, if other than cash, as determined by the Board of Directors) less than the Exercise Price (the "Lower Price"), the Exercise Price shall be automatically reduced to the Lower Price. Notwithstanding the foregoing, in no event shall the Exercise Price ever be increased as a result of this Subsection (iii). There will be no adjustment in the event that the Company pays a dividend in cash to its holders of Common Stock; provided, however, the Company will give the holder written notice at least thirty (30) days prior to the record date for the cash dividend, that the Company intends to declare a cash dividend.

                  (iv) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                  (v) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant. Upon the occurrence of any event described in this Subsection (v), the Holder shall have the right to (i) exercise this Warrant immediately prior to such event at an Exercise Price equal to lesser of (1) the then Exercise Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Warrant, in which event, appropriate provisions shall be made so that the Warrant shall be exercisable at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity,

                  (vi) Whenever the Exercise Price shall be adjusted pursuant to this Section the Company shall issue a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment wag calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Company shall make such certificate and mail it to the Holder immediately after each adjustment.

         12. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         13. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

         14. 4.99% Limitation. The number of shares of Common Stock which may be acquired by the Holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Holder, would result in the Holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with the Holder's right to exercise this Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Holder does not own more than 4.99% of the then outstanding Common Stock at any given time.

         15.      Miscellaneous.

                  (a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                  (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail.

         16. "Piggy-Back" Registration. In the event the Warrant Shares are not previously included in registration statement filed by the Company with the SEC, In addition to any other registration rights the Holder may have, the Holder shall have the right to include all of the Warrant Shares (also referred to as the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing. Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  August   , 1999

                     American International Petroleum Corp.


                       By: ______________________________

                               NOTICE OF EXERCISE



To: American International Petroleum Corp.


(1) The undersigned hereby elects to purchase ________ shares of Common Stock of American International Petroleum Corp. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) The undersigned chooses to utilize the cashless exercise feature of this Warrant and pursuant to the terms of the Warrant is entitled to receive _____ Warrant Shares upon the cashless exercise of _____ Warrant Shares.

(3) Upon exercise pursuant to this Notice of Exercise, the undersigned will not own 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.

(4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as are specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------


Dated:

------------------------------
Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


_________________________________________________________________.



__________________________________________________________________

                                                  Dated:  ______________,


                           Holder's Signature:  _____________________________

                           Holder's Address:    _____________________________

                                                _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                      EXHIBIT F

                                                               August    , 1999

To:      Investors

         Re: American International Petroleum Corp./ $7,000,000 investment by certain investors

Ladies and Gentlemen:

                  We have acted as counsel to American International Petroleum Corp., a ____ corporation (the "Company"), in connection with the Secured Convertible Debenture Purchase Agreement, dated as of August , 1999 (the "Purchase Agreement"), by and among the entities listed on Schedule A (collectively referred to as the "Investors"), and the Company, dated as of August , 1999, together with the executed exhibits thereto (the "Agreements"), pursuant to which the Company will issue up to $7,500,000 principal amount of Secured Convertible Debentures of the Company (the "Debentures") to the Investors, a warrant to the Investors to purchase that number of shares of common stock of the Company as set forth in Section 2.3 of the Purchase Agreement (the "Warrant", and the shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the "Warrant Shares").

                  All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

                  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ______ and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those (individually or in the aggregate) in which the failure so to qualify would have a Material Adverse Effect.

                  (2) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements, and to issue the Debentures, Warrants, and Securities. The execution and delivery of the Agreements, and the execution, issuance and delivery of the Debentures and Warrants in connection with the First Tranche, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required. The Agreements, Warrants and Debentures have been duly executed and delivered, and the Warrant and the Debentures to be issued in connection with the First Tranche have been duly executed, issued and delivered, by the Company and each of the Agreements, such Debentures and Warrants constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (3) The execution, delivery and performance of the Agreements, Debentures, and Warrant by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Warrants, Debentures, and Securities, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws;
(ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or, to our knowledge, by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (4) Assuming the accuracy of the representations and warranties in the Agreements, the issuance of the Debentures, Warrants and Securities, in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended. When so issued the Warrants, Debentures, and Securities, will be duly and validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

                  (5) To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents and which reasonably can be expected to have a Material Adverse Effect. To our knowledge, except as disclosed in the SEC Documents, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  (6) To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of common stock of the Company, or securities or rights convertible or exchangeable into shares of common stock of the Company, except as described in the SEC Documents.

                  (7) As of June 30, 1999, the authorized capital stock of the Company consisted of ______ shares of Common Stock, $____ par value and ______ shares of preferred stock, $_____ par value. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. To our knowledge, no shares of common stock of the Company are entitled to preemptive or similar rights.

                  (8) To our knowledge, the Company has not received any written or oral notification regarding the delisting of its Common Stock from the Nasdaq National Market and the Company is currently in compliance with all of the rules and regulations of the Nasdaq National Market.

                  (9) The transactions contemplated by the Agreements will not be integrated with any previous offer or sale of securities of the Company. The Debentures and Warrant are being offered and sold pursuant to the terms hereunder, and are not being offered and sold as part of a previously commenced private placement of securities.

                  (10) There are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as disclosed in the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Debentures, Warrant, or Securities.


                  The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

                  (b) Our opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of _____, as currently in effect and does not include an interpretation or statement concerning the laws of any other state or jurisdiction.

         The opinions expressed herein are given to you solely for your use in connection with the transactions contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                    Very truly yours,

                                                                      EXHIBIT G

                              NOTICE OF CONVERSION

              (To be Executed by the Registered Holder in order to
                   Convert the Secured Convertible Debentures)

The undersigned hereby irrevocably elects to convert $_____ principal amount of Secured Convertible Debenture Number ____ (the "Debenture") of American International Petroleum Corp. (the "Company") into shares of Common Stock according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

         (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to registration of the Common Stock under the Act;
         (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and
         (iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own an aggregate of 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.


         ------------------------------     ---------------------------------
         Date of Conversion                    Applicable Conversion Price


         ------------------------------     ---------------------------------
         Number of Shares Common Stock        Principal amount of Debenture
           due upon Conversion                        being converted


         ---------------------------------- ---------------------------------
         Signature                             Name

         Address:                   Delivery of Shares of Common Stock to:

                                                                      EXHIBIT H


                   IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT


                                August     , 1999

Dear Sir or Madam:

         Reference is made to the Secured Convertible Debenture Purchase Agreement and all Exhibits annexed thereto (the "Agreement") dated as of
August   , 1999, between the entities listed on Schedule A (collectively referred to as the "Investors"), and American International Petroleum Corp. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Investors have agreed to purchase from the Company and the Company has agreed to sell to the Investors pursuant to the terms of the Agreement up to $7,500,000 principal amount of Secured Convertible Debentures of the Company (the "Debentures"), and (ii) warrants of the Company to purchase Common Stock (the "Warrants"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the shares of Common Stock underlying the Debentures and Warrants. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.


1.       ISSUANCE  OF COMMON STOCK

         The Transfer Agent shall deliver to the Investors certificates representing Common Stock due upon conversion of the Debentures and exercise of the Warrants not bearing any restrictive legend without requiring further advice or instruction or additional documentation from the Company or its counsel, or the Investors or their counsel or any other party, as per the terms of these instructions.

         At any time after the effective date of the applicable registration statement covering the shares of Common Stock underlying the Debentures and/or Warrants (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates which bear the Legend, to the extent accompanied by (i) a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, (ii) a confirmation in writing to the Transfer Agent that the Investor(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) confirms to the Transfer Agent that it has complied with the prospectus delivery requirement the Transfer Agent shall deliver to the Investors the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investors shall request. In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the Securities and Exchange Commission, the Investor(s), or its permitted assignee, or its broker(s) confirms to the Transfer Agent that (i) the Investor(s) has held the Debentures and/or Warrants for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended certificates would be delivered to the Investor(s) (or the Trading Day immediately following if such date is not a Trading Day), the Investor(s) will not have sold more than the greater of (a) one percent of the total number of outstanding shares of Common Stock, or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor(s) has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act, and the Company shall have furnished an opinion from its independent counsel, authorizing the removal of the Legend.

         At any time prior to the effective date of the applicable registration statement, and provided no exemption from registration exists, upon the exercise of the Warrant by the Investor(s) and upon receipt of authorization from the Company to the Transfer Agent, the Transfer Agent shall deliver to the Investor(s) certificates representing Common Stock bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor(s) or its counsel or any other party (other than as described in such paragraphs).

         Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of () .

2.       MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

         In connection with any issuance of Common Stock by the Transfer Agent pursuant to which the Investor(s) acquires Common Stock under the Agreement, the Transfer Agent shall deliver to the Investor(s) as defined in the Agreement, certificates representing Common Stock (with or without the Legend, as appropriate) as soon as possible.

3.       FEES OF TRANSFER AGENT; INDEMNIFICATION

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

4.       THIRD PARTY BENEFICIARY

         The Company and the Transfer Agent acknowledge and agree that the Investors are an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.


                                            American International petroleum
corp.


                                            By: __________________________


AGREED:


By:__________________________
Name:
Title:


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